                                                                   EXHIBIT 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Capital Markets Assurance Corporation:

We consent to the use of our report included in the Onyx Acceptance Grantor Trust 1997-2 Form S-1 and to the reference to our firm under the heading "Experts" in the prospectus filed in connection with the registration of Auto Loan Pass-Through Certificates, Series 1997-2.


                                        /s/   KPMG Peat Marwick LLP

New York, New York
June 9, 1997